Exhibit 99.1

Aspen Education Group, Inc.

and Subsidiaries

Unaudited Condensed Consolidated Financial Statements

September 30, 2006 and December 31, 2005

Page(s)
Condensed Consolidated Balance Sheets as of September 30, 2006 and December 31, 2005	2

Condensed Consolidated Statements of Operations for the nine months ended September 30, 2006 and 2005	3

Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2006 and 2005	4-5

Notes to Condensed Consolidated Financial Statements	6-22

Aspen Education Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

September 30, 2006 and December 31, 2005

(in thousands)	2006	2005
Assets
Current assets
Cash and cash equivalents	$7,529	$5,784
Short-term investments	1,800	7,675
Accounts receivable, net of allowance for doubtful accounts of $788 and $492 in 2006 and 2005, respectively	3,033	3,051
Prepaid expenses and other current assets	3,422	3,268
Deferred tax asset	150	150

Total current assets	15,934	19,928

Property and equipment, net	18,583	13,450
Deferred tax asset	2,795	1,608
Other assets	1,132	1,528
Goodwill	66,011	53,825
Intangible assets, net	4,802	5,136

Total assets	$109,257	$95,475

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$2,654	$2,929
Accrued expenses	9,092	8,574
Income tax payable	3,858	3,865
Deferred revenue	12,450	11,499
Other current liabilities	11,999	4,487
Current portion of long-term debt	2,839	4,686

Total current liabilities	42,892	36,040

Long-term debt, less current portion	3,745	12,127
Warrant liability	5,363	2,647
Deferred gain on sale of real estate	4,590	4,853
Other liabilities	6,856	1,234

Total liabilities	63,446	56,901

Minority interest	804	275

Commitments and contingencies (Note 8)

Shareholders’ equity
Convertible preferred stock, series A ($83,245 liquidation value), 20,000 shares authorized; 12,236 shares issued and outstanding	35,287	33,559
Convertible preferred stock, series B ($23,606 liquidation value), 10,000 shares authorized; 4,079 shares issued and outstanding	13,576	13,576
Common stock and additional paid-in capital, no par or stated value, 60,000 shares authorized, 20,234 and 20,190 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	12,318	12,232
Deferred stock compensation	(443)	(593)
Preferred stock dividend paid	(28,500)	(28,500)
Retained earnings	12,769	8,025

Total shareholders’ equity	45,007	38,299

Total liabilities and shareholders’ equity	$109,257	$95,475

See notes to condensed consolidated financial statements.

Aspen Education Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Nine Months Ended September 30, 2006 and 2005

(in thousands)	2006	2005
Net revenues	$111,928	$91,225

Operating expenses
Salaries, wages and benefits	52,335	43,623
Other operating expenses	32,274	25,823

	84,609	69,446

Operating margin	27,319	21,779
Corporate general and administrative	8,985	8,893
Depreciation and amortization	3,149	3,350

Income from operations	15,185	9,536
Interest expense, net	3,608	4,253

Income from continuing operations before provision for income taxes, minority interest, and discontinued operations	11,577	5,283
Provision for income taxes	4,644	2,171
Minority interest in income (loss) of subsidiaries	461	178

Income before discontinued operations	6,472	2,934
Income from discontinued operations, net of tax expense of $0 and $1,669	—	2,286

Net income	$6,472	$5,220

See notes to condensed consolidated financial statements.

Aspen Education Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Nine Months Ended September 30, 2006 and 2005

(in thousands)	2006	2005
Cash flows from operating activities
Net income	$6,472	$5,220
Adjustments to reconcile income to net cash provided by operating activities
Depreciation	2,815	2,379
Amortization of intangibles	334	971
Amortization of deferred financing costs	207	441
Interest capitalized	—	(224)
Minority interest in income (loss) of subsidiaries	461	178
Change in putable warrants value	2,716	477
Paid-in-kind interest expense	—	123
Non-cash stock-based compensation	236	198
Discontinued operations	—	(2,253)
Deferred gain amortization	(260)	—
(Gain) loss on sale of fixed asset	(4)	(1)
Bad debt provision	363	448
Deferred income taxes	(1,187)	(709)
Changes in operating assets and liabilities, net of effects of business acquisitions
Accounts receivable, net	(345)	(728)
Prepaid expenses and other current assets	(154)	1,562
Other assets – non-current	215	39
Accounts payable and accrued expenses	1,963	1,806
Income tax payable	(7)	4,129
Deferred revenue	951	4,378

Net cash provided by operating activities	14,776	18,434

Cash flows from investing activities
Capital expenditures	(7,857)	(4,699)
Investments purchased	(4,400)	(6,175)
Investments sold	10,275	1,000
Payments associated with the acquisitions	(393)	(99)
Net proceeds from sale of discontinued operations	—	6,619

Net cash used in investing activities	(2,375)	(3,354)

See notes to condensed consolidated financial statements.

Aspen Education Group, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Continued)

Nine Months Ended September 30, 2006 and 2005

(in thousands)	2006	2005
Cash flow from financing activities
Stock options exercised	19	2
Investment by minority interest	50	50
Payments under debt agreements	(10,725)	(2,686)

Net cash used in financing activities	(10,656)	(2,634)

Net increase in cash and cash equivalents	1,745	12,446
Cash and cash equivalents at beginning of period	5,784	2,420

Cash and cash equivalents at end of period	$7,529	$14,866

Supplemental disclosures
Interest paid	$921	$3,683
Income taxes paid	5,774	219

Noncash investing and financing activities
Accretion of convertible preferred stock Series A	$1,728	$383
Issuance of note receivable in connection with the sale of businesses	—	1,460
Notes payable issued in connection with earnout	383	—
Accrued earnouts	11,410	2,265
Capital lease acquisitions	86	—

See notes to condensed consolidated financial statements.

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

1.	Description of the Business

Aspen Education Group, Inc. has provided education opportunities for underachieving youth for more than two decades. The residential schools and outdoor programs give young people struggling with academic and emotional issues the time and opportunity to make positive change in their lives.

Aspen Education Group, Inc. owns 100% of Aspen Youth, Inc. Aspen Education Group, Inc. is hereinafter referred to as the “Parent”, Aspen Education Group, Inc. and Aspen Youth, Inc. and its subsidiaries are collectively hereinafter referred to as the “Company.”

As of September 30, 2006, the Company owned 32 education facilities, which operate schools, programs and camps in 12 states and in the United Kingdom for underachieving youth and young adults who have been unsuccessful in traditional public and private school settings.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) applicable for interim financial information. The Company’s condensed consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and majority-owned subsidiaries which it controls. All significant intercompany accounts and transactions have been eliminated in consolidation.

In the opinion of management, these unaudited condensed consolidated financial statements contain all adjustments, including normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2006, and its results of operations and cash flows for the nine months ended September 30, 2006 and 2005. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2005.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Concentrations of Credit Risk

Concentrations of credit risk with respect to trade receivables are limited due to a large and diverse customer base. No individual customer represented more than 5% of net sales during the nine months ended September 30, 2006 and 2005.

The Company estimates its allowance for doubtful accounts based on historical experience, aging of accounts receivable. The Company provides for the possible inability to collect accounts receivable by recording an allowance for doubtful accounts. Accounts receivable are generally due within 30 days. To date, losses have been within the range of management’s expectations.

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

Revenue Recognition

The Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) services have been rendered, (iii) the sales price charged is fixed or determinable and (iv) collection is reasonably assured.

Revenues consist primarily of tuition, enrollment fees, alumni services and ancillary charges. Tuition revenues and ancillary charges are recognized based on contracted monthly/daily rates as services are rendered.

The Company charges an enrollment fee for new students under its service contracts. Such fees are deferred and recognized over the average student length of stay, which generally approximates eleven months.

Alumni services revenue represents non-refundable upfront fees charged for post graduation student support. Such fees are deferred and recognized systematically over the contracted period of performance, which is three to twelve months.

Operating Expenses and General and Administrative Expenses

Operating expenses include direct costs at the Company’s facilities and consist primarily of facility rentals, supplies, materials and salaries, wages and benefits and exclude all depreciation and amortization expense. General and administrative expenses include primarily corporate salaries, wages and benefits, marketing costs, professional fees and corporate office rent.

Cash Equivalents

The Company considers all highly liquid instruments, with an original maturity of three months or less, to be cash equivalents.

The Company has bank balances, including cash equivalents, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes that it is not exposed to significant risk on cash and cash equivalents.

Marketable Securities

The Company purchases auction rate securities which are classified as short-term investments. Auction rate securities are variable rate bonds tied to short term interest rates with maturities on the face of the underlying security in excess of 90 days. Auction rate securities have interest rate resets through a modified Dutch auction at predetermined short-term intervals, typically every 7, 28 or 35 days. Interest paid during a given period is based upon the interest rate determined during the prior auction. Although these securities are issued and rated as long-term bonds, they are priced and traded as short term instruments because of the liquidity provided through the interest rate reset.

Notes Receivable

In connection with the sale of two special education schools during 2005, the total consideration received included a note receivable of $1,460 (See Note 9). The note has a 10.00% interest rate and both interest and principal are paid quarterly over four years with final maturity on June 30,

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

2009. The current portion amounted to $456 as of September 30, 2006 and December 31, 2005 and is included in prepaid expenses and other current assets in the consolidated balance sheets. The non-current portion as of September 30, 2006 and December 31, 2005 amounted to $639 and $913, respectively and is included in other assets in the condensed consolidated balance sheets.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, as follows:

Buildings	30-40 years
Leasehold improvements	Lesser of useful life or lease term
Furniture and fixtures	5-7 years
Equipment	3-5 years
Computer equipment and software	3-5 years
Vehicles	3-5 years

Expenses for repairs and maintenance are charged to expense as incurred, while renewals and betterments are capitalized. Gains or losses on the sale or disposal of property and equipment are reflected in operating income.

Impairment of Long-Lived Assets

The Company periodically assesses potential impairments of its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” An impairment review is performed whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Factors considered by the Company include, but are not limited to: significant underperformance relative to expected historical or projected future operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends. When the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, the Company recognizes an impairment loss. An impairment loss is reflected as the amount by which the carrying amount of the asset exceeds the fair value of the asset. To date, the Company has not recognized an impairment charge related to the write-down of long-lived assets.

Goodwill

Effective January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” which requires, among other things, the use of a non-amortization approach for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and intangibles having an indefinite life are not amortized, but instead are reviewed for impairment at least annually or if an event occurs or circumstances indicate that the carrying amount may be impaired. Events or circumstances which could indicate an impairment include: a significant change in the business climate, economic and industry trends, legal factors, negative operating performance indicators, significant competition, changes in strategy or disposition of a reporting unit or a portion thereof. Goodwill impairment testing is performed at the reporting unit level.

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

SFAS No. 142 requires that goodwill be tested for impairment using a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered to be impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test must be performed to measure the amount of impairment loss, if any. The second step of the goodwill impairment test compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated using a combination of market earnings multiples and discounted cash flow methodologies. This requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth of the Company’s business, the useful life over which cash flows will occur and determination of the Company’s weighted average cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment for each reporting unit.

In accordance with SFAS No. 142, the Company completed the first step of the transitional goodwill impairment test on January 1, 2002 and determined, based on such tests, that no impairment of goodwill was indicated. The Company selected December 31 as the date on which it will perform its annual goodwill impairment test. Based on the Company’s valuation of goodwill, no impairment charges related to the write-down of goodwill were recognized for the year ended December 31, 2005. There were no events or circumstances during the nine months ended September 30, 2006 that indicated an impairment test was necessary.

In connection with its acquisitions subsequent to July 1, 2001, the Company applied the provisions of SFAS No. 141 “Business Combinations,” using the purchase method of accounting. The assets and liabilities assumed were recorded at their estimated fair values. The excess purchase price over those fair values was recorded as goodwill and other intangible assets.

The changes in the carrying amount of goodwill from December 31, 2005 through September 30, 2006 are summarized as follows:

Balance at December 31, 2005	$53,825

Additions:
Earnouts (See Note 8)	12,186

Balance at September 30, 2006	$66,011

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

Intangibles

Other intangible assets that have finite useful lives are amortized over their useful lives. These intangible assets are reviewed for impairment in accordance with SFAS No. 144. Accordingly, an impairment loss is recognized when the carrying amount of an intangible asset is not recoverable and when its carrying amount exceeds its fair value. Intangible assets with finite useful lives consist primarily of curriculum, not-to-compete covenants, accreditation, trade names and student contracts and are amortized over the expected period of benefit which ranges from one to twenty years using the straight-line method. Amortization expense related to intangible assets for the nine months ended September 30, 2006 and 2005 was $334 and 971, respectively.

Year Ending December 31,
2006 (remaining three months)	$103
2007	378
2008	356
2009	342
2010	304
2011	290
Thereafter	3,029

$4,802

At September 30, 2006 and December 31, 2005, the gross amounts and accumulated amortization of intangible assets were as follows:

	September 30, 2006		December 31, 2005
	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization
Curriculum (20 year life)	$3,813	$452	$3,813	$309
Accreditation (20 year life)	1,028	96	1,028	58
Trade name (3 year life)	435	384	435	340
Non-compete agreements (2 to 7 year life)	1,053	598	1,053	519
Student contracts (1 year life)	1,441	1,438	1,441	1,408

Total intangible assets	$7,770	$2,968	$7,770	$2,634

Deferred Financing Costs

Direct costs incurred in connection with debt agreements are capitalized as incurred and amortized on a straight line basis over the term of the related indebtedness, which approximates the effective interest method. At September 30, 2006 and December 31, 2005, the Company has deferred financing costs of $1,690 and $1,677, respectively, net of accumulated amortization of $1,564 and $1,383, respectively, which has been recorded in other assets in the accompanying condensed consolidated balance sheets.

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards, including employee stock options, granted after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123 (R). Prior to the adoption of SFAS 123(R), the Company recognized stock-based compensation

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

expense in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations, as permitted by SFAS 123, Accounting for Stock Based Compensation. For options that were granted prior to January 1, 2006, the Company generally recognized stock-based compensation under APB 25 only when it granted options with a discounted exercise price and recognized any resulting compensation expense ratably over the associated service period, which was the option vesting term. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R) and the Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R). The Company adopted SFAS 123(R) using the prospective transition method, which requires the application of the accounting standard to awards granted, modified or settled after the date of adoption. Results for prior periods have not been restated and the pro forma disclosures of compensation cost under the original provisions of SFAS 123 will no longer be provided (See Note 5).

Income Taxes

Income taxes are accounted for using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for those deferred tax assets for which it is more likely than not that the related benefits will not be realized.

Adoption of Statement of Financial Accounting Standard No. 150

Effective July 1, 2003, the Company adopted SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” This statement establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. The scope of this pronouncement includes mandatory redeemable equity instruments.

The Company’s mandatory redeemable warrants (“Warrants”) have been classified as long-term liabilities in the Company’s condensed consolidated balance sheets as they are redeemable at the option of the holder. As of September 30, 2006 and December 31, 2005 the Company has recorded a liability of $5,363 and $2,647, respectively.

Under the provisions of SFAS No. 150, the Company is required to record the fair value of the warrants as a liability. The Company determines the fair value of the warrants in accordance with the agreements issued in connection with the warrants. The changes in the fair value of the warrants have been charged to interest expense in the accompanying condensed consolidated statements of operations since adoption of this standard and amounted to $2,716 and $477 during the nine months ended September 30, 2006 and 2005, respectively. Prior to the adoption of SFAS No. 150, the Company had recorded these warrants with imbedded put rights as equity instruments and had been accreting the warrants to their redemption value through retained earnings.

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

Minority Interest

In 2006, the Company entered into a joint venture to establish an eating disorder business. The Company obtained a ninety percent interest in the joint venture in exchange for a capital contribution of $450 The other party to the joint venture contributed $50 in exchange for a ten percent minority stake in the joint venture. The Company consolidates the joint venture for financial reporting purposes. As a result of the minority interest the Company has allocated 10% of the joint ventures losses to the minority interest holder.

In 2004, the Company entered into a joint venture to establish a pediatric weight loss program. The Company obtained a seventy-five percent interest in the joint venture. The remaining twenty-five percent minority interest was obtained by another party. The Company consolidates the joint venture for financial reporting purposes. As a result of the minority interest the Company has allocated 25% of the joint ventures losses as of year-end to the minority interest holder. Losses are allocated based upon the “at risk” capital of each of owner. Losses in excess of their “at risk” capital are allocated to the Company without regard to percentage of ownership. The Company retains an option to buy-out the minority interest holder at a price to be calculated by the terms and conditions of the operating agreement.

The Company granted a senior executive restricted stock which amounts to 10% of the outstanding shares at three of its outdoor programs. The shares at one of the programs were fully vested as of December 31, 2005. The remaining awards cliff vest on April 1, 2008. The estimated fair value of the awards on the date of grant was $96, which is being recognized as compensation expense over the vesting period. Under the provisions of the awards, the executive is not eligible for income distributions. However, the awards contain change in control provisions that would require the Company to repurchase the vested shares at a price based on earnings of the respective programs. The fair value of the change in control provision for the fully vested awards was $3,689 as of September 30, 2006. The Company has determined that the change in control provisions are conditional and based on an event that is uncertain. Therefore, a liability is not required to be recorded under the provision of SFAS 150. The consolidated financial statements include minority interest expense for the 10% vested minority ownership interest.

The changes in the minority interest liability from December 31, 2005 through September 30, 2006 are summarized as follows:

Balance at December 31, 2005	$275

Net income allocated to minority interest	461
Minority interest capital contribution	50
Stock compensation expense in minority interest	18

Balance at September 30, 2006	$804

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and payable, accrued and other current liabilities and current maturities of long-term debt approximate fair value due to their short maturity. The carrying amount of the Company’s long-term liabilities also approximates fair value based on interest rates currently available to us for debt of similar terms and remaining maturities.

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

Recent Accounting Pronouncements

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements (“SAB 108”), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB No. 108 is effective for material errors in existence at the beginning of the first fiscal year ended after November 15, 2006, with earlier adoption encouraged. SAB 108 is required to be adopted by the Company on January 1, 2007. The Company is currently evaluating the effect of the adoption of SAB 108 will have on its financial statements.

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute; however SFAS 157 does not apply to SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R))”. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. SFAS 157 is required to be adopted by the Company on January 1, 2008. The Company is currently evaluating the effect of the adoption of SFAS 157 will have on its financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. FIN 48 is required to be adopted by the Company on January 1, 2007. The Company is currently evaluating the effect of the adoption of FIN 48 will have on its financial statements.

3.	Property and Equipment

Property and equipment consist of the following at September 30, 2006 and December 31, 2005:

	September 30,	December 31,
	2006	2005
Leasehold improvements	$10,833	$8,735
Office equipment and furnishings	13,142	11,845
Vehicles	3,995	3,437
Construction in progress	4,606	1,042
Land	1,164	1,009
Field equipment	1,767	1,535

	35,507	27,603
Accumulated depreciation	(16,924)	(14,153)

	$18,583	$13,450

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

Depreciation expense associated with property and equipment was $2,815 and $2,379 for the nine months ended September 30, 2006 and 2005, respectively.

4.	Long-Term Debt

Long-term debt consists of the following at September 30, 2006 and December 31, 2005:

	September 30,	December 31,
	2006	2005
Borrowings from senior secured – term loan facility; variable interest payable monthly (10.00% interest rate at December 31, 2005); principal and interest paid June 30, 2006, note cancelled	$—	$7,620
Various seller notes; interest rates ranging from 6.75% to 10.00%; principal and interest payable quarterly at various dates through September 2011	6,254	8,798
Various capital leases; interest rates ranging from 5.00% to 10.75%; principal and interest payable monthly at various dates through September 2011	330	395

	6,584	16,813
Less: Current portion	(2,839)	(4,686)

	$3,745	$12,127

During 2005 the Company amended certain borrowing terms under its senior credit facilities with a financial institution which provides the Company a $51,600 Senior Secured Credit Facility (the Amended Credit Facility). Such credit facility is comprised of the revolving credit facility, the acquisition term loan facility and term loan facility.

The terms of Amended Credit Facility provided for the following modifications: (i) term loan facility’s monthly principal payment amortization was stopped and any unpaid principal is due at the end of the term, (ii) the draw period on the acquisition term loan was extended through the term of agreement and (iii) the available credit limit on the acquisition term loan was fully restored. The Amended Credit Facilities were not considered a significant modification for financial reporting purposes.

Outstanding borrowings under the agreement are collateralized by substantially all of the Company’s assets. The agreement contains certain financial and non-financial covenants and places restrictions on the amount of dividends payable. Among other covenants, the Company must maintain minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”), maintain certain leverage ratios, maintain a certain fixed charge ratio and not exceed a maximum limit for capital expenditures. As of September 30, 2006, the Company was in compliance with all covenants under the agreement.

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

Scheduled maturities of long-term debt and capital lease obligations at September 30, 2006, are as follows:

	Long-Term Debt	Capital Lease Obligations
Year Ending December 31,
2006 (remaining three months)	$1,703	$76
2007	1,422	244
2008	2,131	18
2009	744	7
2010	177	6
Thereafter	77	5

	$6,254	356

Less interest		(26)

		$330

5.	Shareholders’ Equity

Common Stock

The holders of the common and preferred stock vote together as a single class with each share of common stock and preferred stock entitled to one vote per share.

Preferred Stock

The preferred A stock is designated as 12% Series A Cumulative Convertible Preferred Stock with liquidation value of $2.85 per share. The preferred B stock is designated as 12% Series B Cumulative Convertible Preferred Stock with a liquidation value of $3.49 per share. The holders of the preferred stock are entitled to receive when, as and if declared by the Board of Directors, a compounded annual dividend which accrues at the rate of 12% per year based on the liquidation value. As of September 30, 2006, the Board of Directors has not declared a dividend on the preferred stock. Accordingly, accumulated and unpaid preferred stock dividends amounted to approximately $48,371 for preferred A stock and $9,371 for preferred B stock at September 30, 2006.

In connection with the Company’s subordinated debt offering in 2001 the Company issued 636,287 shares of Series A Cumulative Convertible Redeemable Preferred Stock. These shares are redeemable at the option of the holder any time on or after July 13, 2006. The redemption price is equal to the greater of (i) the fair market value per share or (ii) the EBITDA per share. The Company accretes the changes in the redemption value of the shares over the period from the date of issuance to the earliest redemption date. During the nine months ended September 30, 2006 and the year ended December 31, 2005, the Company increased the value of its Series A preferred shares in the amount of $1,728 and $439 as a result of changes in the redemption value.

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

Upon a conversion event (which includes, among other things, a sale of the Company or an initial public offering), each share of preferred stock will convert into that number of shares of common stock equal to (a) one plus (b) the value of accrued or accumulated and unpaid dividends divided by the respective liquidation value per share. In the event of a dissolution, liquidation or winding down of the Company each share of preferred stock will continue to carry a liquidation preference such that each share of preferred stock shall be entitled to a liquidation value plus all dividends (whether or not declared) accrued or accumulated and unpaid to the date of final distribution prior to any distribution to common shareholders and following payment in full of the liquidation preference will also continue to be entitled to share in any remaining assets of the Company like common shareholders.

Stock Performance Plan

Under the Stock Performance Plan (“Plan”), up to 5,240,000 shares of common stock (or its equivalent) may be issued via stock options, stock appreciation rights, restricted and performance shares or other stock-based awards. Options issued vest at a rate of 25% each year and have a term that shall not exceed 10 years. However, in the event of a change in control, as defined, the optionee becomes immediately vested in 100% of the options. Options issued will have an exercise price of no less than 75% of fair market value as determined on the date of grant. Prior to fiscal year 2003 fair market value was determined in good faith by the Plan administrator. During the nine months ended September 30, 2006 and the years ended December 31, 2005 and 2004, the Company determined the fair market value of the Company’s common stock based on a number of factors including an independent appraisal.

Adoption of New Accounting Policy

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense for all share-based payment awards, including employee stock options, granted after January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123 (R). Prior to the adoption of SFAS 123(R), the Company recognized stock-based compensation expense in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”), and related interpretations, as permitted by SFAS 123, Accounting for Stock Based Compensation. For options that were granted prior to January 1, 2006, the Company generally recognized stock-based compensation under APB 25 only when it granted options with a discounted exercise price and recognized any resulting compensation expense ratably over the associated service period, which was the option vesting term. In March 2005, the Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin No. 107 (“SAB 107”) relating to SFAS 123(R) and the Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R). The Company adopted SFAS 123(R) using the prospective transition method, which requires the application of the accounting standard to awards granted, modified or settled after the date of adoption. Results for prior periods have not been restated and the pro forma disclosures of compensation cost under the original provisions of SFAS 123 will no longer be provided.

The Company determined the weighted average fair value of share-based payment awards of $0.97 per award for the awards granted during the nine months ended September 30, 2006 using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; forfeiture rate of 7%; risk-free interest rate of 4.74%; expected volatility of 52.2% which was based on historical volatility of comparable public companies; and expected term of 6.1 years. The Company recognizes the compensation expense net of an estimated forfeiture rate for awards that are ultimately expected to vest on a straight-line basis over the requisite service period, which is generally the option vesting term of four years.

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

The Company recorded a total of $236 of stock-based compensation expense in the nine months ended September 30, 2006, of which: (a) $68 of compensation cost relates to options granted after the adoption of SFAS 123R, (b) $150 of compensation cost relates to options granted at discounted exercise prices and (c) $18 of compensation cost relates to the minority interest (See Note 2). In the nine months ended September 30, 2005, the Company recorded a total stock-based compensation expense of $198, of which (a) $162 of compensation cost relates to options granted at discounted exercise prices and (b) $36 of compensation cost relates to the minority interest.

As of September 30, 2006, $488 of total unrecognized compensation is expected to be recognized over a weighted-average period of 2.2 years.

The following represents a summary of the option activity for the nine months ended September 30, 2006:

	Shares	Weighted- Average Exercise Price
Balance, December 31, 2005	2,978,100	$0.662

Granted	633,500	$1.750
Exercised	(43,575)	$0.431
Forfeited	(114,425)	$1.296

Balance, September 30, 2006	3,453,600	$0.843

Of the total options outstanding, 1,838,100 and 1,173,075 options were exercisable at September 30, 2006 and December 31, 2005, respectively, at weighted average exercise prices of $0.209 $0.270, respectively. As of September 30, 2006, the 3,453,600 options outstanding had a weighted average remaining contractual life of 7.18 years.

During the nine months ended September 30, 2006, the Company granted 633,500 options to purchase common stock to employees with exercise prices of $1.75 per share. The weighted average fair market value of the Company’s common stock on the date of grants was $1.75 per share.

In connection with the issuances in 2004 and prior, the Company recorded deferred compensation charges of $987 as the exercise price of the shares was less than the estimated fair market value of the Company’s common stock as of the dates of grant. The Company will amortize the deferred compensation charge over the four year vesting period of the options. As of September 30, 2006, the Company has amortized $544 of the deferred compensation charge.

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

Warrants

The Company had 5,192,316 common stock warrants issued and outstanding during the nine months ended September 30, 2006 and the year ended December 31, 2005. As of September 30, 2006, the weighted-average exercise price of the warrants was $0.144. Additionally, 1,478,829 of these warrants are redeemable at the options of the holder. The Company has recorded the fair value of the redeemable warrants as long-term liabilities in the consolidated balance sheet. (Refer to Note 2 – Adoption of Statement of Financial Accounting Standard No. 150.)

6.	Income Taxes

The Company determines income tax expense for interim periods by applying the use of the full year’s estimated tax rate in the financial statements for interim periods. The income tax expense for the nine months ended September 30, 2006 and 2005 was $4,644 and $2,171, respectively reflecting an effective tax rate of 40.1% and 41.1%, respectively.

7.	Commitments and Contingencies

Lease Obligations

The Company leases machinery, equipment, and office and operational facilities under noncancelable operating lease agreements. Certain lease agreements for the Company’s facilities generally contain renewal options and provide for annual increases in rent based on the local Consumer Price Index. Related party leases arise as a result of the Company’s acquisitions and were consummated on terms equivalent to those that prevail in arms-length transactions. The following is a schedule of the Company’s future minimum lease payments as of September 30, 2006:

	Third Party	Related Party	Total
Year Ending December 31,
2006 (remaining three months)	$1,158	$554	$1,712
2007	4,308	2,304	6,612
2008	3,877	2,348	6,225
2009	3,684	2,040	5,724
2010	3,259	1,785	5,044
Thereafter	23,605	13,460	37,065

	$39,891	$22,491	$62,382

Total rent expense under operating leases, including month-to-month rentals, amounted to $5,512 and $3,458 during the nine months ended September 30, 2006 and 2005, respectively. The Company leases several of its facilities under operating leases with entities owned by certain related parties which expire through November 2026. Rental expense on these facilities amounted to $1,871 and $1,616 during the nine months ended September 30, 2006 and 2005, respectively. Such related party leases are due and payable on a monthly basis on similar terms and conditions as the Company’s other leasing arrangements. Under certain lease agreements, the Company is responsible for other costs such as property taxes, insurance, maintenance, and utilities.

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

Legal Matters

There are various other claims and litigation proceedings in which the Company is involved in the ordinary course of business. While the outcome of these claims and proceedings cannot be predicted with certainty, after consulting with legal counsel, management does not believe that the outcome of any of these matters will have a material adverse effect on the Company’s business, financial position and results of operations or cash flows.

Indemnifications

The Company is a party to a variety of agreements entered into in the ordinary course of business pursuant to which it may be obligated to indemnify the other parties for certain liabilities that arise out of or relate to the subject matter of the agreements. Some of the agreements entered into by the Company require it to indemnify the other party against losses due to property damage including environmental contamination, personal injury, failure to comply with applicable laws, the Company’s negligence or willful misconduct, or breach of representations and warranties and covenants.

The Company provides for indemnification of directors, officers and other persons in accordance with limited liability agreements, certificates of incorporation, bylaws, articles of association or similar organizational documents, as the case may be. The Company maintains directors’ and officers’ insurance which should enable the Company to recover a portion of any future amounts paid.

In addition to the above, from time to time the Company provides standard representations and warranties to counterparties in contracts in connection with business dispositions and also provide indemnities that protect the counterparties to these contracts in the event they suffer damages as a result of a breach of such representations and warranties or in certain other circumstances relating to such sales.

While the Company’s future obligations under certain agreements may contain limitations on liability for indemnification, other agreements do not contain such limitations and under such agreements it is not possible to predict the maximum potential amount of future payments due to the conditional nature of the Company’s obligations and the unique facts and circumstances involved in each particular agreement. Historically, no payments have been made under any of these indemnities.

Employment Agreements

The Company has entered into employment agreements with certain of its professionals which require annual gross salary payments which range from $54 to $320 per annum. The employment agreements range from a period of one to five years and include a provision for annual bonuses based on specific performance criteria. In the event that such key management employees are terminated without cause, the Company is contractually obligated to pay the remaining balance due on the employment contracts.

The following is a schedule of the Company’s future minimum annual payments under such employment agreements as of September 30, 2006:

Year Ending December 31,
2006 (remaining three months)	$402
2007	1,488
2008	505
2009	266
2010	—

$2,661

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

Consulting Agreements

The Company has entered into consulting agreements with certain professionals which require annual consulting fee payments which range from $35 to $355 per annum. The consulting agreements range from a period of one to seven years. In the event that such consulting agreements are terminated without cause, the Company is contractually obligated to pay the remaining balance due on the consulting agreements.

The following is a schedule of the Company’s future minimum annual payments under such consulting agreements as of September 30, 2006:

Year Ending December 31,
2006 (remaining three months)	$430
2007	1,511
2008	990
2009	612
2010	379
Thereafter	485

$4,407

8.	Business Acquisitions

On December 1, 2005, the Company acquired the stock of an outdoor therapeutic program. The purchase price of such acquisition, including related acquisition costs of $63, amounted to $3,388, which includes the assumption of $857 of liabilities. The purchase price of such acquisitions was funded from $2,031 in cash and $500 from notes payable to the sellers. The acquisitions increase the Company’s market share in this growing sector of the therapeutic education market. In connection with the acquisitions the Company obtained all of the voting equity interest in the program.

Certain acquisition agreements entered into by the Company contain contingent earnout provisions that provide for additional consideration to be paid to the sellers if the acquired entity’s results of operations exceed certain benchmarks. These benchmarks are measured on an annual basis, generally from one to six years after the acquisition, and are generally set above the historical operating experience of the acquired entity at the time of acquisition. Earnout payments are recorded as additional purchase price (as goodwill) when the contingent payments are earned and become payable and consist of a combination of cash and notes payable issued to the seller. The increase to goodwill during the nine months ended September 30, 2006 as a result of the earnouts was $12,186.

The results of operations for the companies acquired in 2005 have been included in the consolidated financial statements from their respective dates of acquisition. Such acquisitions were accounted using the purchase method of accounting, and the assets and liabilities of the acquired entities have been recorded at their estimated fair values at the dates of acquisition. The

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

excess purchase price over the net assets acquired has been allocated to goodwill. For income tax purposes, none of the goodwill resulting from the acquisition completed during the year ended December 31, 2005 is being amortized over a 15 year period.

The assets and liabilities of the entities acquired in 2005 are as follows:

2005
Current assets, which consist primarily of cash and accounts receivable	$682
Property and equipment	59

Intangible assets subject to amortization
Curriculum	365
Accreditation	—
Non-compete agreements	49
Trade names	25
Student contracts	16
Goodwill	2,192

Total assets acquired	3,388
Total liabilities assumed, which consist primarily of deferred revenue	(857)

Purchase price, net of liabilities assumed	$2,531

9.	Business Dispositions

During July 2005, the Company sold two special education schools. Consideration received for such dispositions was $6,711 in cash and a $1,460 note receivable. As a result of the dispositions, the Company recorded in the consolidated statements of operations a net gain of $1,673, net of tax expense of $1,201, which represented the difference between the fair value of the consideration and the book value of the net assets sold.

The Company accounted for the business operations for these entities in 2005 as discontinued operations.

Aspen Education Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (in thousands, except share data)

Summarized operating results from the discontinued operations included in the Company’s consolidated statements of operations were as follows for the nine months ended September 30:

2005
Revenues	$4,924
Income from discontinued operations, net of related tax effect	613

10.	Sales Leaseback Transaction

In December 2005, the Company sold five educational facilities from its portfolio for $22,384, net of transaction costs of $764. The carrying value of the facilities totaled $17,565. These facilities were leased back from the purchaser for a period of 15 years. These leases are being accounted for as operating leases. In 2005, the Company recognized a loss on the sale of $421 for one of the five facilities. The sale of the remaining four facilities resulted in a gain of $5,199, which is accreted into income on a straight-line basis over the 15-year lease term. The current portion of the gain of $346 is included in the other current liabilities of the condensed consolidated balance sheets. The leases provide the Company with four 5-year renewal options. The leases require the Company to pay for customary operating repairs and expenses including utilities, taxes and insurance. Annual payments under the terms of the leases total $2,199.

For the nine months ended September 30, 2006, the Company has accreted $260 of the deferred gain as a reduction in rent expense.

11.	Employee Benefit Plans

401(k) Retirement Savings Plan

The Company maintains an elective retirement savings plan which is qualified under Section 401(k) of the Internal Revenue Code. Participating employees are allowed to contribute up to the Internal Revenue Code maximums. The Company makes contributions to the plan at the discretion of management. Contributions to the plan were $205 and $219 for the nine months ended September 30, 2006 and 2005, respectively.

Deferred Compensation Plan

In December 2003, the Company began a new non-qualified Insured Security Option Plan (“ISOP”) for certain key employees. The ISOP permits these employees on an after-tax basis to defer a portion of their salary and/or bonus each calendar year. The Company may also make discretionary contributions to these employee accounts, up to a maximum of $6 per employee, which become fully vested three years after the contribution. Contributions to the plan were $204 and $194 for the nine months ended September 30, 2006 and 2005, respectively.

12.	Subsequent Events

Subsequent to September 30, 2006, the Company made cash payments of 50% of the earnouts accrued as of September 30, 2006 (See Note 8). Pursuant to the terms of the underlying purchase agreement, the remaining 50% of the earnouts were converted into notes payable issued to the sellers.